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 CheckFree Board Approves Stock Repurchase Program
Approval set for repurchase of up to 1.5 million shares over one-year period

         ATLANTA (September 9, 1999) CheckFree Holdings Corporation (NASDAQ:CKFR) today announced its Board of Directors has approved a proposal that allows the Company to repurchase up to 1.5 million shares of its Common Stock, $.01 par value, through September 9, 1999.

The Board approved the repurchase of shares through or with brokers and dealers, or in negotiated private transactions with shareholders, as approved by management. The repurchased shares can be held as treasury shares or retired.

Founded in 1981, CheckFree Corporation, the operating subsidiary of CheckFree Holdings, Inc., is the leading provider of financial electronic commerce services, software and related products for more than 2.4 million consumers, 1,000 businesses and 850 financial institutions. CheckFree designs, develops and markets services that enable its customers to make electronic payments and collections, automate paper-based recurring financial transactions and conduct secure financial transactions on the Internet.